As filed with the Securities and Exchange Commission on May 8, 1997.
                             Subject to amendment.
                                                   Registration No. 333-
===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               GUEST SUPPLY, INC.
               (Exact name of issuer as specified in its charter)

           NEW JERSEY                                     22-2320483
   State or other jurisdiction                         (I.R.S. Employer
of incorporation or Organization)                     Identification No.)

                              ===================
                             4301 U.S. Highway One
                      Monmouth Junction, New Jersey  08852
                    (Address of principal executive offices)
                              ===================
                               GUEST SUPPLY, INC.
                         1996 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)
                            ===================
                              CLIFFORD W. STANLEY
                     President and Chief Executive Officer
                               Guest Supply, Inc.
                             4301 U.S. Highway One
                      Monmouth Junction, New Jersey  08852
                                 (609) 514-9696
                      (Name, address and telephone number,
                   including area code, of agent for service)
                            ===================
                                    Copy to:
                             THOMAS M. HAYTHE, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017
                            ===================
        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                   Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

  Title of                  Proposed maximum Proposed maximum   Amount of
securities to   Amount to      offering         aggregate      registration
be registered be registered price per share*  offering price*      fee
------------- ------------- ---------------- ----------------- ------------
Common Stock     400,000         $9.875         3,950,000.00     $1,196.97
(without
 par value)
===========================================================================
* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on May 6, 1997, as reported on the New York Stock Exchange.

                                Page 1 of 44 pages

Page 2
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The Company hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

          (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

          (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, filed on October 21, 1983.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Thomas M. Haythe, a partner in the law firm of Haythe & Curley, the Company's counsel, is a director of the Company. As of May 6, 1997, Mr. Haythe held (i) warrants granted under the Company's Warrant Plan for Directors to purchase 127,500 shares of Common Stock, (ii) options granted under the Company's Stock Option Plan to purchase 7,500 shares of Common Stock and (iii) owns 29,040 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          Article SIXTH of the Certificate of Incorporation of the Company, as permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, provides that the Company is required to indemnify and hold harmless any corporate agent from and against his expenses and liabilities in connection with any proceeding in which he may become involved by reason of the fact that he is or was such a corporate agent to the extent that such corporate agent has been successful on the merits or otherwise, or in defense of any claim, issue or matter therein.

          The Company shall indemnify and hold harmless any corporate agent from and against his expenses and liabilities in connection with any proceeding in which he may become involved by reason of the fact that he is or was such a corporate agent; provided that a determination is made that (a) such corporate agent acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and (b) with respect to any criminal proceeding, such corporate agent was without reasonable cause to believe that his conduct was unlawful. Any such determination shall be made (i) by the Board of Directors acting by a quorum consisting of directors who were not parties to or otherwise involved in the proceeding, or (ii) if such quorum is unobtainable or, even if obtainable and a quorum consisting of directors who are not such parties so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Company if a resolution of the Board of Directors or shareholders so directs. Notwithstanding the foregoing, no corporate agent shall be entitled to claim such indemnity with respect to any claim, issue or matter as to which he shall have been finally adjudged, in a proceeding by or in the right of the Company to procure a judgment in its favor, to be liable to the Company, unless and only to the extent that the Court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper. The termination of any proceeding by a judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a corporate agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding had reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be deemed exclusive of any other right to which corporate agents may be entitled, and the Company may provide additional indemnity and rights to corporate agents.

          Expenses incurred by a corporate agent in connection with a proceeding may be paid by the Company in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay the amounts advanced by the Company, if it shall be ultimately determined that he is not entitled to be indemnified by the Company.

          The Company may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as corporate agent, whether or not the Company would have the power to indemnify him against such expenses and liabilities.

          As used herein, (a) "corporate agent" means any person who is or was a director, officer, employee or agent of the Company and any person who is or was a director, officer, member, trustee, employee or agent of any other enterprise, serving as such at the request of the Company or the legal representative of any such director, officer, member, trustee, employee or agent,
(b) "other enterprise" means any domestic or foreign corporation, other than the Company, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent, (c) "expenses" means reasonable costs, disbursements and attorneys' fees, (d) "liabilities" include, without limitation, amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and (e) "proceeding" means any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to any such action, suit or proceeding.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions of its Certificate of Incorporation and By-Laws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)       To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Page 7
                             POWER OF ATTORNEY


         The Registrant and each person whose signature appears below hereby appoints Clifford W. Stanley and Thomas M. Haythe, as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction and State of New Jersey on the 7th day of May, 1997.

                             GUEST SUPPLY, INC.


                             By  /s/ Clifford W. Stanley
                              ------------------------
                                     Clifford W. Stanley
                                     President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





        Signature                    Title                      Date
        ---------                    -----                      ----

 /s/ Clifford W. Stanley   President, Principal Executive     May 7, 1997
------------------------   Officer and Director
     Clifford W. Stanley


/s/ Paul T. Xenis          Vice President - Finance           May 7, 1997
------------------------   and Principal Financial and
    Paul T. Xenis          Accounting Officer


/s/ Thomas M. Haythe       Director                           May 7, 1997
------------------------
    Thomas M. Haythe

       Signature                    Title                      Date
       ---------                    -----                      ----


/s/ Peter L. Richard       Director                           May 7, 1997
-----------------------
    Peter L. Richard


/s/ Teri E. Unsworth       Director                           May 7, 1997
-----------------------
    Teri E. Unsworth


/s/ Edward J. Walsh        Director                          May 7, 1997
----------------------
    Edward J. Walsh


/s/ George S. Zabrycki     Director                          May 7, 1997
----------------------
    George S. Zabrycki

                        CONSENT OF INDEPENDENT ACCOUNTANTS

                       [LETTERHEAD OF KPMG PEAT MARWICK]



The Board of Directors
Guest Supply, Inc.:

We consent to the use of our report incorporated herein by reference.

                                   /s/ KPMG Peat Marwick LLP
                                   -------------------------
                                       KPMG Peat Marwick LLP

Short Hills, New Jersey
May 7, 1997

                          CONSENT OF COUNSEL


              The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration
     Statement.

                          INDEX TO EXHIBITS


     Number         Description of Exhibit                      Page
     ------         ----------------------                      ----
     4(i)       -   Copy of the Plan                             12

     4(ii)      -   Form of Stock Option Certificate             25


     4(iii)     -   Form of Incentive Stock Option Certificate   33

     5         -    Opinion of Haythe & Curley                   44

     23(i)     -    Consent of KPMG Peat Marwick LLP              9
                    (See "Consent of Independent
                    Accountants" in the Registration
                    Statement)

     23(ii)    -    Consent of Haythe & Curley
                    (contained in Exhibit 5)

     24        -    Power of Attorney (See "Power                 7
                    of Attorney" in the Registration
                    Statement)